Exhibit 99.1

[GRAPHIC APPEARS HERE]

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2004 RESULTS

-Third Quarter 2004 Pro Forma Net Revenue Increases 10%,

Pro Forma EBITDA as Adjusted Increases 23%-

SANTA MONICA, CALIFORNIA, November 4, 2004 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2004.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). As a result of the Company’s sale of its publishing division, the financial information for all periods presented has been adjusted to reflect the publishing operations as discontinued operations in accordance with SFAS No. 144. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2004	2003		2004	2003
Net revenue	$70,024	$64,419	9%	$191,019	$176,838	8%
Operating expenses (1)	42,028	40,895	3%	120,755	116,714	3%
Broadcast cash flow (2)	27,996	23,524	19%	70,264	60,124	17%
EBITDA as adjusted (2)	23,554	19,383	22%	57,690	49,858	16%

Free cash flow (3)	$12,739	$8,190	56%	$27,655	$18,687	48%
Free cash flow per share, basic and diluted	$0.10	$0.07	43%	$0.28	$0.15	87%
Net income	$3,689	$9,010	(59)%	$3,555	$3,533	1%
Net income (loss) per share applicable to common stockholders: Basic and diluted	$(0.05)	$0.05	NM	$(0.12)	$(0.04)	200%
Basic and diluted weighted average common shares outstanding	124,138,087	120,388,734		99,575,647	121,205,552

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain (loss) on sale of assets.
(2)	Broadcast cash flow means operating income before corporate expenses, gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s results, Walter Ulloa, Chairman and Chief Executive Officer, said: “Our third quarter revenue growth was among the strongest in the media industry, highlighting the exceptionally strategic positioning of our assets in serving the nation’s Hispanic population. Our television and radio divisions continue to post revenue increases well ahead of the general market, and our outdoor division has continued to turn the corner in generating positive top-line growth. Further, our operating leverage continues to expand, as we translate our increasing revenues into improving margins and double-digit cash flow growth. As we grow our business, we will continue to review potential expansion opportunities in new markets, while ensuring that we are in an optimal position in each of our current markets to drive market share growth and financial returns. Given our diversified asset base in the nation’s most densely populated Hispanic markets and our improving operating fundamentals, we remain very well positioned to drive shareholder value.”

Financial Results

Three Months Ended September 30, 2004 Compared to

Three Months Ended September 30, 2003

(Unaudited)

	Three Months Ended September 30,
	2004	2003	% Change
Net revenue	$70,024	$64,419	9%
Operating expenses (1)	42,028	40,895	3%

Broadcast cash flow (1)	27,996	23,524	19%
Corporate expenses	4,442	4,141	7%

EBITDA as adjusted (1)	23,554	19,383	22%
Loss on sale of assets	240	945	(75)%
Non-cash stock-based compensation	79	(106)	NM
Depreciation and amortization	10,388	10,949	(5)%

Operating income	12,847	7,595	69%
Interest expense, net	(6,732)	(6,746)	0%

Income before income taxes	6,115	849	NM
Income tax expense	(3,006)	(1,070)	181%

Net income (loss) before equity in net earnings of nonconsolidated affiliates	3,109	(221)	NM
Equity in net earnings of nonconsolidated affiliates	59	88	(33)%

Net income (loss) before discontinued operations	3,168	(133)	NM
Gain on disposal of discontinued operations	521	9,346	(94)%
Loss from discontinued operations	—	(203)	NM

Net income	$3,689	$9,010	(59)%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Net revenue increased to $70.0 million for the three-month period ended September 30, 2004 from $64.4 million for the three-month period ended September 30, 2003, an increase of $5.6 million. Excluding the radio stations sold in Chicago and Fresno during 2004, net revenue would have increased $6.4 million. The overall increase came primarily from our television and radio segments, which together accounted for an increase of $5.0 million. The increase from these segments was attributable to increased advertising sold (referred to as “inventory” in our industry) and increased rates for that inventory, partially offset by a decrease of $0.8 million from our Chicago and Fresno stations sold. The overall increase in net revenue also came from an increase in revenue from our outdoor segment, which accounted for $0.6 million of the overall increase.

Company operating expenses increased to $42.0 million for the three-month period ended September 30, 2004 from $40.9 million for the three-month period ended September 30, 2003, an increase of $1.1 million. Excluding the radio stations sold in Chicago and Fresno during 2004, operating expenses would have increased $1.7 million. This increase was primarily attributable to our television and radio segments, which together accounted for $0.9 million of the increase. The increase from these segments was primarily attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in news costs due to the addition or expansion of newscasts in certain markets, and an increase in salaries and rent expense, partially offset by a decrease of $0.6 million from our Chicago and Fresno stations sold. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for $0.2 million of the overall increase.

Broadcast cash flow increased to $28.0 million for the three-month period ended September 30, 2004 from $23.5 million for the three-month period ended September 30, 2003, an increase of $4.5 million, or 19%.

Corporate expenses increased to $4.4 million for the three-month period ended September 30, 2004 from $4.1 million for the three-month period ended September 30, 2003, an increase of $0.3 million. The increase was attributable to higher legal expenses related to financing the repurchase of our Series A preferred stock, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $23.6 million for the three-month period ended September 30, 2004 from $19.4 million for the three-month period ended September 30, 2003, an increase of $4.2 million, or 22%.

Entravision Communications

Nine Months Ended September 30, 2004 Compared to

Nine Months Ended September 30, 2003

(Unaudited)

	Nine Months Ended September 30,
	2004	2003	% Change
Net revenue	$191,019	$176,838	8%
Operating expenses (1)	120,755	116,714	3%

Broadcast cash flow (1)	70,264	60,124	17%
Corporate expenses (2)	12,574	10,266	22%

EBITDA as adjusted (1)	57,690	49,858	16%
Loss (gain) on sale of assets	(3,156)	945	NM
Non-cash stock-based compensation	37	1,043	(96)%
Depreciation and amortization	32,421	32,768	(1)%

Operating income	28,388	15,102	88%
Interest expense, net	(20,079)	(20,139)	0%

Income (loss) before income taxes	8,309	(5,037)	NM

Income tax expense	(5,292)	(600)	NM

Net income (loss) before equity in net earnings of nonconsolidated affiliates	3,017	(5,637)	NM
Equity in net earnings of nonconsolidated affiliates	17	299	(94)%

Net income (loss) before discontinued operations	3,034	(5,338)	NM
Gain on disposal of discontinued operations	521	9,346	(94)%
Loss from discontinued operations	—	(475)	NM

Net income	$3,555	$3,533	1%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the nine months ending September 30, 2003 reflect a net reimbursement of $1.5 million from Univision for costs related to the merger between Univision and Hispanic Broadcasting Corporation.

Net revenue increased to $191.0 million for the nine-month period ended September 30, 2004 from $176.8 million for the nine-month period ended September 30, 2003, an increase of $14.2 million. Excluding the radio stations sold in Chicago and Fresno during 2004, net revenue would have increased $15.7 million. The overall increase came primarily from our television and radio segments, which together accounted for an increase of $14.1 million. The increase from these segments was attributable to increased inventory sold, increased rates for that inventory and increased revenue due to a full nine-month period of operations of our 2003 acquisitions, partially offset by a decrease of $1.5 million from our Chicago and Fresno stations sold. The overall increase in net revenue also came from an increase in revenue from our outdoor segment, which accounted for $0.1 million of the overall increase.

Company operating expenses increased to $120.8 million for the nine-month period ended September 30, 2004 from $116.7 million for the nine-month period ended September 30, 2003, an increase of $4.1 million. Excluding the radio stations sold in Chicago and Fresno during 2004, operating expenses would have increased $5.0 million. Our television and radio segments accounted for $2.9 million of the increase. The increase from these segments was attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in news costs due to the addition or expansion of newscasts in certain markets, an increase in salaries and an increase in rent expense, partially offset by a decrease of $0.9 million from our Chicago and Fresno stations sold. The $2.9 million increase from our television and radio segments was net of a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for $1.2 million of the overall increase. The increase from this segment was primarily attributable to an increase in leasing expense and to severance amounts paid to the former president of our outdoor division.

Entravision Communications

Broadcast cash flow increased to $70.3 million for the nine-month period ended September 30, 2004 from $60.1 million for the nine-month period ended September 30, 2003, an increase of $10.2 million, or 17%.

Corporate expenses increased to $12.6 million for the nine-month period ended September 30, 2004 from $10.3 million for the nine-month period ended September 30, 2003, an increase of $2.3 million. The increase was primarily attributable to a $2.0 million reimbursement from Univision during the nine-month period ended September 30, 2003 (offset by $0.5 million of Univision-related expenses in that same period) for legal and other costs associated with the third-party information request that we received in connection with the merger between Univision and Hispanic Broadcasting Corporation. The increase was also attributable to higher legal expenses related to financing the repurchase of our Series A preferred stock, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $57.7 million for the nine-month period ended September 30, 2004 from $49.9 million for the nine-month period ended September 30, 2003, an increase of $7.8 million, or 16%.

Pro Forma Segment Results

With the sale of the Company’s radio assets in Fresno, California and Chicago, Illinois in the first half of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from those markets in both of the periods presented so that the comparisons between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits or enters an entire market. A table reconciling each pro forma financial measure to its most directly comparable GAAP financial measure is included beginning on page 10.

The following is the Company’s selected unaudited pro forma segment information for the third quarter of 2004:

	Three Months Ended September 30,
	2004	2003	% Change
Net Revenue
Television	$36,428	$32,270	13%
Radio	25,303	23,652	7%
Outdoor	8,293	7,691	8%

Total	$70,024	$63,613	10%

Operating Expenses (1)
Television	$20,216	$18,953	7%
Radio	15,187	14,911	2%
Outdoor	6,625	6,447	3%

Total	$42,028	$40,311	4%

Broadcast Cash Flow (1)
Television	$16,212	$13,317	22%
Radio	10,116	8,741	16%
Outdoor	1,668	1,244	34%

Total	$27,996	$23,302	20%

EBITDA as adjusted (1)
Corporate expenses	$4,442	$4,141	7%

Total	$23,554	$19,161	23%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended September 30,
	2004	2003	% Change
Net Revenue
Television	$36,428	$32,270	13%
Radio	25,303	24,458	3%
Outdoor	8,293	7,691	8%

Total	$70,024	$64,419	9%

Operating Expenses (1)
Television	$20,216	$18,953	7%
Radio	15,187	15,495	(2%)
Outdoor	6,625	6,447	3%

Total	$42,028	$40,895	3%

Broadcast Cash Flow (1)
Television	$16,212	$13,317	22%
Radio	10,116	8,963	13%
Outdoor	1,668	1,244	34%

Total	$27,996	$23,524	19%

EBITDA as adjusted (1)
Corporate expenses	$4,442	$4,141	7%

Total	$23,554	$19,383	22%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Guidance

As discussed above, with the sale of the Company’s radio assets in Fresno, California and Chicago, Illinois in the first half of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from those markets for the prior period so that the comparison between the periods will be meaningful. The amounts excluded below from net revenue and operating expenses for the fourth quarter of 2003 were $722,000 and $569,000, respectively.

The following is the Company’s pro forma guidance for the fourth quarter of 2004. Guidance may constitute a “forward-looking statement.” Please see below regarding statements that are forward looking (dollars in thousands):

	Q4 2004	Q4 2003 pro forma	% Change
		(unaudited)
Net Revenue:
Television	$34,000 -$34,300	$31,103	9% - 10%
Radio	23,050 - 23,350	21,609	7% - 8%
Outdoor	8,150 - 8,200	7,684	6% - 7%

Total net revenue	65,200 - 65,850	60,396	8% - 9%

Operating expenses	41,250 - 41,400	39,769	4%

Corporate expenses	4,200 - 4,250	4,032	4% - 5%

Entravision Communications

Entravision Communications Corporation will hold a conference call to discuss its third quarter 2004 results on November 4, 2004 at 11:00 a.m. Eastern Standard Time. To access the conference call, please dial 212-341-7083. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest centrally programmed Spanish-language radio networks, which serves 21 markets via 54 owned and/or operated radio stations. The company’s outdoor operations consist of approximately 10,900 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenue (including related parties of $232, $221, $783 and $899)	$70,024	$64,419	$191,019	$176,838

Expenses:
Direct operating expenses (including related parties of $3,192, $3,136, $8,593 and $8,802)	28,755	27,858	83,490	79,500
Selling, general and administrative expenses	13,273	13,037	37,265	37,214
Corporate expenses (including related party reimbursements of $0, $0, $0 and $2,000)	4,442	4,141	12,574	10,266
Loss (gain) on sale of assets	240	945	(3,156)	945
Non-cash stock-based compensation	79	(106)	37	1,043
Depreciation and amortization	10,388	10,949	32,421	32,768

	57,177	56,824	162,631	161,736

Operating income	12,847	7,595	28,388	15,102

Interest expense	(6,893)	(6,796)	(20,396)	(20,218)
Interest income	161	50	317	79

Income (loss) before income taxes	6,115	849	8,309	(5,037)

Income tax expense	(3,006)	(1,070)	(5,292)	(600)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	3,109	(221)	3,017	(5,637)
Equity in net earnings of nonconsolidated affiliates	59	88	17	299

Net income (loss) before discontinued operations	3,168	(133)	3,034	(5,338)
Gain on disposal of discontinued operations, net of tax $350, $6,300, $350 and $6,300	521	9,346	521	9,346
Loss from discontinued operations, net of tax $0, $8, $0 and $15	—	(203)	—	(475)

Net income	3,689	9,010	3,555	3,533

Accretion of preferred stock redemption value	(9,769)	(2,874)	(15,913)	(8,397)

Net income (loss) applicable to common stock	$(6,080)	$6,136	$(12,358)	$(4,864)

Net loss per share from continuing operations applicable to common stockholders	$(0.05)	$(0.02)	$(0.13)	$(0.11)
Net income per share from discontinued operations	$0.00	$0.08	$0.01	$0.07

Net income (loss) per share, basic and diluted	$(0.05)	$0.05	$(0.12)	$(0.04)

Weighted average common shares outstanding, basic and diluted	124,138,087	120,388,734	99,575,647	121,205,552

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income

(In thousands) (Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income. A reconciliation of these non-GAAP measures to net income for each of the periods presented is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Broadcast cash flow (1)	$27,996	$23,524	$70,264	$60,124
Corporate expenses	4,442	4,141	12,574	10,266

EBITDA as adjusted (1)	23,554	19,383	57,690	49,858
Loss (gain) from sale of assets	240	945	(3,156)	945
Non-cash stock-based compensation	79	(106)	37	1,043
Depreciation and amortization	10,388	10,949	32,421	32,768

Operating income	12,847	7,595	28,388	15,102

Interest expense	(6,893)	(6,796)	(20,396)	(20,218)
Interest income	161	50	317	79

Income (loss) before income taxes	6,115	849	8,309	(5,037)
Income tax expense	(3,006)	(1,070)	(5,292)	(600)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	3,109	(221)	3,017	(5,637)

Equity in net earnings of nonconsolidated affiliates	59	88	17	299

Net income (loss) before discontinued operations	3,168	(133)	3,034	(5,338)
Gain on disposal of discontinued operations	521	9,346	521	9,346
Loss from discontinued operations	—	(203)	—	(475)

Net income	$3,689	$9,010	$3,555	$3,533

(1) Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
EBITDA as adjusted (1)	$23,554	$19,383	$57,690	$49,858
Net interest expense (1)	(6,027)	(6,221)	(17,763)	(18,564)
Cash paid for income taxes	(457)	(309)	(1,128)	(1,318)
Capital expenditures (2)	(4,331)	(4,663)	(11,144)	(11,289)

Free cash flow (1)	12,739	8,190	27,655	18,687

Capital expenditures (2)	4,331	4,663	11,144	11,289
Non-cash interest expense relating to amortization of debt finance costs	(705)	(525)	(2,316)	(1,575)
Non-cash income tax benefit (expense)	(2,549)	(761)	(4,164)	718
Gain (loss) on sale of assets	(240)	(945)	3,156	(945)
Non-cash stock-based compensation	(79)	106	(37)	(1,043)
Depreciation and amortization	(10,388)	(10,949)	(32,421)	(32,768)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	3,109	(221)	3,017	(5,637)

Equity in net earnings of nonconsolidated affiliates	59	88	17	299

Net income (loss) before discontinued operations	3,168	(133)	3,034	(5,338)
Gain on disposal of discontinued operations	521	9,346	521	9,346
Loss from discontinued operations	—	(203)	—	(475)

Net income	$3,689	$9,010	$3,555	$3,533

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Measures to GAAP Measures

(In thousands)

(Unaudited)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses, radio broadcast cash flow, total broadcast cash flow and EBITDA as adjusted – to its respective GAAP financial measure. The reconciliation of each of broadcast cash flow and EBITDA as adjusted to net income is set forth above.

	Three Months Ended September 30,
	2004	2003
Radio net revenue	$25,303	$24,458
Less Fresno and Chicago markets	—	(806)

Pro forma radio net revenue	$25,303	$23,652

Total net revenue	$70,024	$64,419
Less Fresno and Chicago markets	—	(806)

Pro forma total net revenue	$70,024	$63,613

Radio operating expenses (1)	$15,187	$15,495
Less Fresno and Chicago markets	—	(584)

Pro forma radio operating expenses (1)	$15,187	$14,911

Total operating expenses (1)	$42,028	$40,895
Less Fresno and Chicago markets	—	(584)

Pro forma total operating expenses (1)	$42,028	$40,311

Radio broadcast cash flow (1)	$10,116	$8,963
Less Fresno and Chicago markets	—	(222)

Pro forma radio broadcast cash flow (1)	$10,116	$8,741

Total broadcast cash flow (1)	$27,996	$23,524
Less Fresno and Chicago markets	—	(222)

Pro forma total broadcast cash flow (1)	$27,996	$23,302

EBITDA as adjusted (1)	$23,554	$19,383
Less Fresno and Chicago markets	—	(222)

Pro forma EBITDA as adjusted (1)	$23,554	$19,161

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.